UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant                      |X|
Filed by a Party other than the Registrant   |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|_|  Definitive Proxy Statement

|X|  Definitive Additional Materials

|_|  Soliciting Material pursuant to ss.240.14a-12

                                 H&R Block, Inc.
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                (Name of Registrant as Specified in its Charter)


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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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            pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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      paid previously. Identify the previous fling by registration statement
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      (3)   Filing party:_______________________________________________________

      (4)   Date filed:_________________________________________________________


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On July 31, 2007, Mark Ernst, Chairman of the Board, President and Chief
Executive Officer of H&R Block, Inc., sent the following email to its employees who work within H&R Block-branded business units:


Today, we are initiating the mailing of our proxy materials for our upcoming annual meeting, along with a letter and a copy of our 2007 annual report, to shareholders. In addition, we filed with the SEC an investor presentation that Bill Trubeck and I will use as we meet with institutional investors in advance of the annual meeting. All of these materials will be available on http://investor-relations.hrblock.com. They will also be posted later today on Block Central.

During this proxy process, we will make you aware of new information as it becomes public.


Mark


IMPORTANT ADDITIONAL INFORMATION

On July 31, 2007, H&R Block began the process of mailing its definitive proxy statement (the "Proxy Statement"), together with a WHITE proxy card, in connection with H&R Block's 2007 Annual Meeting of Shareholders. THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT H&R BLOCK AND THE 2007 ANNUAL MEETING. H&R BLOCK URGES ITS SHAREHOLDERS TO READ THE PROXY STATEMENT CAREFULLY. Shareholders may obtain additional free copies of the Proxy Statement and other documents filed with the Securities Exchange Commission (SEC) by H&R Block through the website maintained by the SEC at www.sec.gov. In addition, copies of the Proxy Statement and other documents may be obtained free of charge by directing a request to: H&R Block, Inc., Attn: Corporate Secretary, One H&R Block Way, Kansas City, MO 64105, (816) 854-3000 or from our website (www.hrblock.com). Copies of the Proxy Statement also may be requested by contacting our proxy solicitor, Innisfree M&A Incorporated, at 877-456-3463 toll-free.